Exhibit 10.1

Certain information in this Exhibit has been omitted because it is both not material and would be competitively harmful if publicly disclosed. Such information is denoted by [ꞏ] within the body of the Exhibit.

SECURED PROMISSORY NOTE

(Contingent)

Face Value: $45,512,854           Wilmington, Delaware August 14, 2023

FOR VALUE RECEIVED, ParkerVision, Inc., a Florida corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of Brickell Key Investments LP, a Delaware limited partnership and its assigns (the "Lender"), (i) the principal sum in USD equal to the Face Value of this note stipulated at the top of the first page, or, if less, the aggregate unpaid principal amount under this Secured Promissory Note (this "Note" and the amount thereof the “Committed Amount”) and (ii) interest on such principal at the rates and at the times indicated below. Each capitalized term used in this Note and not otherwise defined in the text of this Note have the meanings ascribed thereto in Appendix 1 or in the Prepaid Forward Purchase Agreement between Borrower and Lender dated August 14, 2023, subject to the terms herein.

This Note reflects outstanding indebtedness incurred and owed by Borrower to Lender pursuant to that certain Claims Proceeds Investment Agreement dated February 24, 2016 (the "CPIA"), as amended by [ꞏ], collectively, the “Advance Agreements”), copies of which are attached hereto as Exhibits A-G. Borrower acknowledges and agrees that the indebtedness to Lender equals the Face Value of this Note. This Note, and related PPFPA, supersede and replace the Advance Agreements.

I.    THE LOAN.

(a)    Funding of the Note.

(i)    The Advances. Pursuant to the terms of the Advance Agreements, Lender advanced amounts to Borrower for the purposes set forth in the Advance Agreements, including interest accrued thereon, in the aggregate amount equal to the Face Value. Borrower acknowledges and agrees the amount of the outstanding indebtedness owed by Borrower to Lender as of the date of this Note is equal to the Face Value.

(b)    Paid-In-Kind Interest on the Note. Except as otherwise set forth herein, interest shall accrue on the Committed Amount at [ꞏ] simple interest per annum commencing on May 1, 2023 (the “Interest Rate”) all of which shall be paid in kind.

(c)    Default Interest. If any installment of interest or principal of the Note shall not be paid in full when due, the Interest Rate (subject to the limitations of Section IX(e) below), from the day when due until such amount is paid in full, shall be increased by [ꞏ] per annum (such increased rate the “Default Rate”). Interest at the Default Rate shall be payable on demand.

(d)    Optional Prepayments.

(i)    The Borrower may, at its option and upon not less than ninety (90) calendar days’ prior written notice, prepay some or all amounts then outstanding under the Note.

(ii)    THE BORROWER AND THE LENDER EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE ACCRUED INTEREST AMOUNT IN CONNECTION WITH ANY ACCELERATION.

(e)    Mandatory Prepayments.

(i)    The Borrower shall direct in writing any payor of Proceeds to deposit promptly all Proceeds directly to the Claims Proceeds Account, and shall, within five (5) Business Days of the date of such deposit, repay (A) the outstanding principal amount of the Note, all accrued interest and all other due and unpaid Obligations hereunder, and (B) in accordance with the general payment requirements set forth in Section I(f).

(ii)    The Borrower shall irrevocably direct all payors of Proceeds to pay Proceeds solely to the Claims Proceeds Account.

(iii)    If the Borrower or any Affiliate or related person shall at any time or from time to time receive any Proceeds, it shall immediately cause such Proceeds to be deposited in the Claims Proceeds Account to be distributed in accordance with Section I(e)(i) and the general payment requirements set forth in Section I(f), and until so paid, such Distributions shall be held by the Borrower and such Affiliate and related person in trust for the Lender.

(iv)    In the event the Borrower disposes of any of its assets other than in the ordinary course of business, disposes of any Collateral or incurs any indebtedness other than indebtedness permitted by Section V(e) after the date hereof, the Borrower shall pay [ꞏ]% of the proceeds received in respect of such transaction to the Lender in accordance with the general payment requirements set forth in Section I(f).

(f)    General Provisions Regarding Payments.

(i)    Principal, interest and all other amounts due hereunder are payable by 5:00 p.m. (New York City time) on the due date thereof, in lawful money of the United States of America and in immediately available funds at the offices of the Lender as set forth beneath its signature to this Note, or at such other place as the Lender shall designate in writing to the Borrower. Any and all payments by or on account of any obligation of the Borrower under this Note will be made without setoff, counterclaim or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges, fees, withholding (including backup withholding), restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Lender.

(ii)    If any amount payable hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest.

(iii)    (A) All payments to the Lender hereunder from Distributions arising from or relating to the Scheduled Patents (including any optional or mandatory prepayments) shall be applied as follows:

I.    first, 100% to Lender until Lender has received an amount of Distributions equal to $5,800,000;

II.    second, [ꞏ]% of Distributions until Lender has received an amount of Distributions equal to the outstanding principal and the Accrued Interest Amount under this Note; and

III.    third, subject to the PPFPA, all remaining amounts, if any, to the Borrower;

(B) All payments to Lender from Distributions arising from or relating to the Patent Assets (including any optional and mandatory prepayments) shall be applied as follows:

I.         first, 100% to Lender until Lender has received an amount of Distributions equal to $5,800,000;

II.         second, [ꞏ]% of Distributions until Lender has received an amount of Distributions equal to the outstanding principal and Accrued Interest Amount under this Note; and

III.         third, subject to the PPFPA, all remaining amounts, if any, to the Borrower provided, that the Lender may, in its sole and absolute discretion, in connection with any payment hereunder, give written notice to the Borrower that it waives the requirement for such payment to be applied to the Accrued Interest Amount pursuant to clause (A) above, or the payment of the outstanding principal balance of the Note and other Obligations pursuant to clause (B) above.

(iv)    To the extent that any payment by or on behalf of the Borrower made to the Lender is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made; provided, that this clause (iv) shall not apply if the applicable proceeding under such Debtor Relief Law is against the Lender as the debtor.

(g)    Maturity Date. The outstanding principal balance of this Note together with all accrued and unpaid interest shall become due and payable, and the Borrower shall pay in cash to the Lender all such amounts, on August 14, 2028 (the "Maturity Date").

(h)    Liability Contingent.For clarity, the obligations under this Note shall be payable to the extent of Distributions. This Note does not evidence a general recourse obligation of Borrower. If there are no Distributions or if Distributions are not sufficient to pay the Face Value and Interest accrued thereon by the Maturity Date, Borrower’s obligations hereunder shall be reduced to the amounts of Distributions actually received or payable to Borrower and any Borrower Affiliate.

II.    COLLATERAL.

(a)    Collateral. As collateral security for the Obligations, the Borrower hereby transfers, grants, assigns and pledges to the Lender a continuing first-priority, perfected security interest in all of the Borrower's right, title and interest in, to and under the following (collectively, the "Collateral"), whether now or hereafter existing, and whether now owned or hereafter acquired:

(i)    the Scheduled Patents Proceeds, the Scheduled Patents, the Claims, the Patent Assets and the Patent Assets Proceeds

(ii)    the proceeds of and other amounts which may now or hereafter be payable under or in connection with any of the foregoing.

(b)    Perfection of Security Interest. The Borrower shall take all steps necessary to perfect and evidence the perfection of the first-priority security interest granted herein, and hereby covenants and agrees to take all such actions in connection therewith as the Lender may reasonably request and to take such further actions in such regard as the Lender may reasonably request from time to time, including, but not limited to, by executing and delivering all further instruments and documents, and any other actions relating to the renewal or extension of any provision for the continuing first-priority perfected security interest of the Lender in the Collateral, or to enable the Lender to exercise and enforce its rights and remedies hereunder in respect of the Collateral, all at the sole expense of the Borrower. The Borrower hereby irrevocably authorizes and appoints the Lender as the Borrower's attorney-in-fact to (i) file any and all UCC financing statements (including, without limitation, terminations and continuation statements and amendments thereto) naming the Borrower as debtor and the Lender as secured party and describing the Collateral and (ii) execute and deliver notices and other documents in furtherance of the foregoing, which power-of-attorney the Borrower hereby acknowledges and agrees is coupled with an interest. The Lender shall, at the written request of the Borrower, promptly after the Obligations are indefeasibly paid in full in cash, file or authorize the Borrower to file terminations of any such UCC financing statements at the expense of the Borrower and as prepared by the Borrower and reasonably acceptable to the Lender.

III.    REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants on each day of the term of this Note that:

(a)    Organization; Requisite Power and Authority; Qualification; Other Names. The Borrower (a) is duly organized or formed, validly existing and in good standing under the laws of the state of its organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party, and to carry out the transactions contemplated thereby and fulfill its obligations thereunder, (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, and (d) does not operate or do business under any assumed, trade or fictitious name.

(b)    Due Authorization; Binding Obligation. The Borrower and the individual(s) signing this Note and each other Transaction Document on behalf of the Borrower, have full power and authority to incur and perform the obligations under this Note and such other Transaction Documents, all of which have been duly authorized. Each Transaction Document to which the Borrower is a party has been duly executed and delivered by the Borrower and is the legally valid and binding obligation of the Borrower and is in full force and effect, enforceable against the Borrower in accordance with its respective terms, except as may be limited by Debtor Relief Laws.

(c)    Compliance with Law; Governmental Approvals. The Borrower is in material compliance with all laws and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the business in which it is presently engaged and/or will engage in hereafter. No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required for the due execution, delivery and performance by the Borrower of this Note or any other Transaction Document to which it is a party.

(d)    Title to Collateral. The Borrower is the current owner of all right, title and interest in, to and under all of the Collateral, free and clear of any Liens and other encumbrances other than Permitted Liens, and has not granted any other person any right in or to, or any Lien or encumbrance upon, any Collateral other than Permitted Liens. The Borrower has rights in and the power to pledge, transfer or grant a security interest in the Collateral.

(e)    Financial Condition and Financial Information. Any bank statements and financial statements of the Borrower that have been furnished to the Lender, and any such statements that may be furnished to the Lender following the Closing Date, fairly represent the financial condition of the Borrower at such dates. All documents, forms and recorded interviews regarding the Borrower’s financial condition provided to or shared with the Lender are true, accurate and complete in all material respects.

(f)    No Pending or Contemplated Bankruptcy. The Borrower is not insolvent and does not contemplate and has not filed any petition for bankruptcy protection under any Debtor Relief Law, and there has been no involuntary petition brought or that is pending against the Borrower. The Borrower has not consulted with a bankruptcy attorney within the six (6) month period immediately preceding the Closing Date. The Borrower does not anticipate filing for bankruptcy protection under any Debtor Relief Law, nor does it anticipate that an involuntary petition under any Debtor Relief Law will be filed against it.

(g)    No Violation of Law or Other Agreements. The Borrower's execution and performance of this Note and each other Transaction Document to which it is a party, and the exercise by the Lender of any of its rights and remedies hereunder and thereunder, will not conflict with any other agreement, obligation, promise, court order, administrative order or decree, law or regulation (including ERISA) to which the Borrower is subject, including any agreement that prohibits the sale or pledge of the Collateral. As of the Closing Date, the Borrower is not in default of any of its obligations pursuant to any existing agreement with any third party, and no claim or, to the best of the Borrower’s knowledge, threat of default has been made against the Borrower by any Person, in each case that could reasonably be expected to have (i) an adverse effect on the Collateral, or (ii) a material adverse effect on the Borrower.

(h)    Independent Evaluation. The Borrower is experienced in borrowing funds to finance litigation and other business expenses and has sufficient resources and legal knowledge to review and interpret this Note or seek qualified counsel or financial advisors to do so. In making its decision to enter into this financing transaction, the Borrower has relied or shall rely solely on its own independent investigation and evaluation of applicable law and the advice of its own counsel or financial advisors and not on any comments, statements or other materials made or given by or on behalf of the Lender or any of its Affiliates.

(i)    Litigation. There are no actions, lawsuits, arbitrations, claims or proceedings pending by or against the Borrower or, to the knowledge of the Borrower, threatened against the Borrower, before any court or administrative agency that (a) involves any of the transactions described in this Note, (b) could reasonably be expected to impede the consummation of the transactions contemplated in this Note, (c) contests the Borrower's right to be paid recoveries under the Claims or (d) could reasonably be expected to materially and adversely affect (i) amount of the recoveries under the Claims, (ii) any action taken or to be taken by the Borrower under this Note, or (iii) the Collateral.

(j)    Security Interest. This Note creates a valid security interest in favor of the Lender in the Collateral, as security for the Obligations arising under this Note, and upon the filing of a financing statement describing the Collateral with the appropriate authorities in the Borrower's jurisdiction of organization, the Lender will have a perfected first-priority security interest in the Collateral.

(k)    Identifying Information. The true and correct U.S. taxpayer identification number of the Borrower is set forth on Appendix 2. The exact legal name of the Borrower and any prior legal names, fictitious or "d/b/a" names, and the Borrower's jurisdiction of organization, chief executive office and organizational identification number, in each case, at the date of this Note (and for the five years immediately preceding the date of this Note) are as set forth on Appendix 2.

IV.    AFFIRMATIVE COVENANTS. Until the indefeasible payment in full of the Obligations in cash, the Borrower shall perform all covenants in this Section IV.

(a)    Representations and Warranties. The Borrower shall (i) ensure that all of the representations and warranties of the Borrower under this Note and any other Transaction Document continue to be true in all material respects and (ii) immediately notify the Lender in writing if any such representation or warranty ceases to be true in all material respects.

(b)    Compliance with Laws. The Borrower shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders.

(c)    Duty to Collect and Remit Distributions.

(i)    The Borrower will conduct its business in good faith and at its current level, and will use its best efforts to ensure that the Distributions shall exceed the due and unpaid Obligations hereunder. The Borrower shall irrevocably instruct each payor of any Proceeds to deposit all amounts constituting Proceeds directly into the Claims Proceeds Account. Borrower shall deposit and shall ensure that any party taking possession or control over any part or all of the Proceeds payable to Lender shall deposit 100% of such amounts into the Claims Proceeds Account.

(ii)    The Borrower shall (A) at the Borrower's sole expense, defend the Lender's right, title and security interest in and to the Collateral against the claims of any other person or entity, and (B) take all necessary actions to ensure that all Distributions shall be paid to the Lender in accordance with the terms of this Note.

(d)    Case Reporting; Lender Access:

(i)    Access to Borrower's Property. Subject to the preservation of applicable legal privileges, the Borrower shall (A) permit the Lender to enter, with reasonable notice, the premises of the Borrower's business for the purpose of inspecting the Borrower's books and records for purposes of validating the Borrower's compliance with this Note, (B) provide the Lender with access to its employees and records and all other items as reasonably requested by the Lender, in each case to the extent relating to the Borrower’s compliance with this Note or otherwise the transactions contemplated hereby and (C) provide the Lender with information about its business operations, banking relationships, vendors, landlord and other information reasonably requested by the Lender, and permit the Lender to interview any relevant parties, in each case to the extent relating to the Borrower’s compliance with this Note or otherwise the transactions contemplated hereby.

(ii)    Quarterly Reporting. Subject to the preservation of applicable legal privileges, on or prior to the tenth (10th) calendar day following the end of each calendar quarter, the Borrower shall deliver to the Lender a written report setting forth a summary of the status of each Claim in a form reasonably satisfactory to the Lender, which report shall describe in reasonable detail any material change in the status of any of the Claims, Patent Assets or Scheduled Patents and the amounts payable to Borrower or any Borrower Affiliate therefrom upon obtaining knowledge thereof, including any [ꞏ] changes to the potential receipt of Proceeds.

(iii)    Annual Tax Returns. The Borrower shall provide to the Lender a copy of the Borrower’s annual Federal and state income tax returns promptly after the filing thereof.

(iv)    Notice of Breaches. Promptly upon the Borrower becoming aware of the occurrence of a Default or Event of Default under the Note or that any representation or warranty made or deemed made by the Borrower hereunder is no longer true and accurate in all material respects, the Borrower shall deliver, or cause to be delivered, to the Lender, a certificate of an authorized officer specifying the nature and period of existence of such occurrence and what action the Borrower has taken, is taking and proposes to take with respect thereto.

(v)    Additional Information. The Borrower shall provide any other information reasonably requested by the Lender from time to time relating to Borrower's business and financial affairs.

(e)    Delivery of Supporting Documents. The Borrower shall deliver to the Lender true, correct and complete copies of material Claim documents once filed in the relevant court or administrative body.

(f)    Payment of Taxes and Claims. The Borrower shall make due and timely payment or deposit of (i) all federal and material state, and local and other taxes, assessments, or contributions required of the Borrower by law, including, but not limited to, those laws concerning income taxes, employment taxes, sales taxes, use taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to the Lender, on demand, proof satisfactory to the Lender indicating that the Borrower has made such payment or deposits and any appropriate certificates attesting to the payment or deposit thereof, and (ii) all other lawful claims which, if unpaid, could reasonably be expected to result in (x) a material Lien or material charge upon any of the Borrower's properties (excluding the Collateral), or (y) a Lien or charge upon the Collateral; provided that the Borrower need not make any payment if the amount or validity of such payment is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with generally accepted accounting principles.

(g)    Financial Covenants; Solvency. The Borrower shall (i) maintain sufficient reserves of cash and/or cash equivalents to cover at least [ꞏ] of operating expenses, and (ii) pay all debts and payment obligations promptly as they become due; unless the amount or validity of such payment is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with generally accepted accounting principles.

(h)    Financial Information. The Borrower will notify the Lender immediately if there are material adverse changes, financial or otherwise, in the condition or operation of the Borrower or any Borrower Affiliate or any change in the ownership of the Borrower or any Borrower Affiliate. The Borrower shall provide the Lender with bank statements reflecting deposits in and distributions from the Borrower and such Borrower Affiliates’ accounts on a monthly basis, and shall provide such additional bank statements or financial statements as the Lender may at any time reasonably request, in each case, within five (5) Business Days of such request.

(i)    Insurance. The Borrower shall possess and maintain insurance in such amounts and against such risks as are necessary to protect its business and will provide proof of such insurance to the Lender upon demand.

V.    NEGATIVE COVENANTS. Until the indefeasible payment in full of the Obligations in cash, the Borrower shall perform all covenants in this Section V.

(a)    Dispositions; Liens. Except in connection with a transaction pursuant to which the Lender will be prepaid in full simultaneously with the closing of such transaction and in accordance with Section I(d), the Borrower shall not (i) enter into any merchant cash advance, loan agreement or accounts receivable sale or financing arrangement, or (ii) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of its assets, including the Collateral, except, in each case, for Permitted Liens.

(b)    Change of Name or Location; Mergers; Sale or Closing of Business.

(i)    The Borrower shall not (A) change its legal name or conduct its businesses under any fictitious or "d/b/a" name, or change the state in which the Borrower is organized, (B) form any corporation, partnership, limited liability partnership, limited liability company or other entity for purposes of conducting its businesses, or (C) change any of its places of business, in each case, without promptly notifying the Lender in writing.

(ii)    The Borrower shall not (A) merge or consolidate with or into any other Person or acquire all or substantially all of the capital stock or property of another Person, or (B) sell, dispose, transfer or otherwise convey all or substantially all of its business or assets unless the Lender shall have expressly consented to such transaction in writing.

(iii)    None of Borrower or any Affiliate of Borrower shall engage in any business, other than or reasonably related or incidental to the business currently engaged in by the Borrower without Lender’s prior written consent. For the avoidance of doubt, Borrower’s current business includes the productization of RF transceiver technologies [ꞏ].

(iv)    None of Borrower or any Affiliate of Borrower will create any new Affiliate of Borrower without Lender’s prior written consent.

(c)    No Diversion of Receipts. The Borrower shall not cause any Scheduled Patents Proceeds and Patent Assets Proceeds to be directed, distributed or transferred to Person other than the Lender.

(d)    No Impairment. The Borrower shall not take any action or make any omission that (i) is reasonably likely to have a material adverse effect on any Claim, (ii) would give any Person an interest in the Distributions or that would share the Distributions other than the Lender, or (iii) would reduce the expected Distributions payable to Lender.

(e)    Indebtedness. Without the prior written consent of the Lender, the Borrower shall not incur or assume any liabilities, obligations or indebtedness which is secured by all or any portion of the Collateral except for the Obligations hereunder.

(f)    Modification to Right of Payment. Without the prior written consent of the Lender, the Borrower shall not enter into any agreement with any Person concerning any of the Collateral which in any way delays or modifies any of the Borrower's material rights in the Collateral.

VI.    EVENTS OF DEFAULT. If any one or more of the following events shall occur (each an "Event of Default"):

(a)    Payment Default. The Borrower shall fail to pay any principal of or interest on this Note when the same shall be due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall remain unremedied for two (2) Business Days after the earlier of (i) the Borrower becoming aware of such failure, or (ii) receipt by the Borrower of written notice from the Lender or any other Person of such failure; or

(b)    Breach of Representation. Any representation or warranty made by the Borrower in this Note, any other Transaction Document or in any document or certificate executed in connection with this Note or any other Transaction Document shall have been incorrect in any material respect when made, and, if capable of being remedied, shall remain unremedied for ten (10) Business Days after the earlier of (i) the Borrower becoming aware of such falsity, or (ii) receipt by the Borrower of written notice from the Lender or any other Person of such falsity; or

(c)    Breach of Certain Covenants. The Borrower shall fail to perform or comply with any term, covenant or agreement contained in Sections I(e) (except to the extent covered under clause (a) of this Section VI), Section I(h), or Section V of this Note to be performed or observed by the Borrower; or

(d)    Breach of Other Covenants. The Borrower shall fail to perform or comply in any material respect with any term, covenant or agreement contained in this Note or any other Transaction Document to be performed or observed by the Borrower (other than any such term, covenant or agreement covered under any other clause of this Section VI); such failure shall remain unremedied for fifteen (15) Business Days after the earlier of (i) the Borrower becoming aware of such failure, or (ii) receipt by the Borrower of written notice from the Lender or any other Person of such failure; or

(e)    Material Adverse Change. If there occurs any impairment in the perfection of the Lender's security interests in the Collateral or the priority of the Lender's security interests in the Collateral, other than to the extent caused by any action of the Lender; or

(f)    [Reserved].

(g)    Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief (other than a decree or order described in clause (ii)) in respect of the Borrower in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or State law; or (ii) an involuntary case shall be commenced against the Borrower under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(h)    Voluntary Bankruptcy; Appointment of Receiver, etc. (i) The Borrower shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower shall make any assignment for the benefit of creditors; (ii) the Borrower shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or (iii) the board of directors (or similar governing body) of the Borrower (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this Section VI(h) or in Section VI(g); or

(i)    Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing the dissolution or split up of the Borrower and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j)    Fraud; Willful Misconduct; Theft; Gross Negligence. Fraud (including, without limitation, any fraudulent conveyance involving the intent to hinder, defraud or delay), willful misconduct or gross negligence by the Borrower which in any way relates to the any board member or officer of Borrower which in any way relates to the Collateral or any Claim; or

(k)    Collateral Documents; Hindrance. (i) Any provision of this Note or any other Transaction Document shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability hereof or thereof shall be contested by any third party, or a proceeding shall be commenced by third party seeking to establish the invalidity or unenforceability hereof or thereof, in each case to the extent such circumstance could reasonably be expected to have a material adverse effect on the Collateral or the ability to Borrower to satisfy the Obligations to Lender, (ii) the validity or enforceability of this Note, any other Transaction Document shall be contested by the Borrower, or a proceeding shall be commenced by the Borrower seeking to establish the invalidity or unenforceability hereof or thereof, or the Borrower shall deny that it has any liability or obligation hereunder or thereunder, (iii) any intentional act by the Borrower that prevents, delays or hinders the perfection of the Lender's security interests in the Collateral or otherwise results in any material damage or diminution in value of any of the Collateral or the Lender's interest therein, or (iv) without the prior written consent of the Lender, any voluntary sale, encumbrance or disposition by the Borrower of the Collateral or any part thereof or interest therein; or

(l)    Criminal Acts. The Borrower or any board member or officer of Borrower (i) shall be convicted (whether by trial, admission, plea bargain or any other type of settlement) of any felonies (other than any arrest related to any routine vehicular incident), or (ii) shall willfully violate any material law or material legal requirement relating to the business property or assets of the Borrower; or

(m)    Failure to Cooperate. Borrower shall fail to use best efforts to cooperate with the Lender in connection with disposing of, and collecting amounts owed under, the Collateral after an Event of Default has occurred and is continuing under the Note, and such failure has not been cured promptly after Borrower written notice of such failure from the Lender;

THEN, (i) upon the occurrence of any Event of Default described in Sections VI(g) or (h), automatically, and (ii) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Lender: (1) the outstanding principal amount of this Note and all other amounts due hereunder shall be immediately due and payable, whereupon the outstanding principal amount of this Note and all such other Obligations shall become and shall be forthwith due and payable (with full recourse to the Borrower), without diligence, presentment, demand, protest or other notice of any kind, including, without limitation, notice of intent to accelerate or notice of acceleration, all of which are hereby expressly waived and (2) the Lender may exercise any and all of its other rights under applicable law, hereunder and under the other Transaction Documents.

Upon the occurrence and during the continuance of an Event of Default, whether or not the Lender elected to accelerate the Obligations or enforce other remedies, the unpaid principal amount of this Note, and, to the extent permitted by applicable law, unpaid portion of the Accrued Interest Amount or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws) at the Default Rate until no Event of Default is then continuing. For the avoidance of doubt, if an Event of Default has occurred, such Event of Default shall continue unless and until such Event of Default has been waived in writing by the Lender, regardless of whether the circumstances that caused such Event of Default have been cured; provided, however, that such continuation shall not apply with respect to the application of the Default Rate, which shall cease to accrue at the time such Event of Default is cured.

VII.    LENDER'S RIGHTS AND REMEDIES.

(a)    General Remedies. Upon the occurrence and during the continuance of an Event of Default, the Lender may from time to time exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i)    Personally, or by agents, nominees or attorneys, immediately take possession of the Collateral or any part thereof, from the Borrower or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Borrower's premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of the Borrower;

(ii)    Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Lender, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to the Borrower, the Borrower shall hold all amounts received pursuant thereto in trust for the benefit of the Lender and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Lender;

(iii)    Retain and apply to the Obligations in accordance with the terms hereof any and all distributions received, receivable or otherwise distributed to the Borrower in respect of or in exchange for any or all of the Collateral, including all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including any Distributions, and including as a result of a split, revision, reclassification or other like change of the Collateral;

(iv)    Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral;

(v)    Sell, assign, give option or options to purchase or otherwise dispose of Collateral as provided in Section VII(b);

(vi)    Exercise all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) or any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement;

(vii)    Prior to any disposition of the Collateral as provided in Section VII(b), hold, use, collect, receive, assemble, store, process, repair or recondition the Collateral, or any part thereof, or prepare the Collateral for such disposition, in each case in any manner to the extent the Lender deems appropriate for the purpose of preserving the Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Lender; and

(viii)    Bring suit or other proceedings before any governmental authority either for specific performance of any covenant or condition contained in any of the Transaction Documents or in aid of the exercise of any right granted to the Lender in any of the Transaction Documents.

(b)    Sales of Collateral. Upon the occurrence and during the continuance of an Event of Default, the Lender may from time to time, without notice, except as specified below, solicit and accept bids for and sell the Collateral or any part thereof in one or more parcels at a public or private sale, at any exchange or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days' prior written notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and that it shall be commercially reasonable for the Lender to sell the Collateral on an "as is" basis, without representation or warranty of any kind. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given and may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)    Power of Attorney. The Borrower irrevocably and unconditionally appoints the Lender as the attorney-in-fact of the Borrower, with, subject to applicable law, full power of substitution and revocation, to take, in the name and on behalf of the Borrower or otherwise, upon the occurrence of an Event of Default which is continuing beyond any applicable cure or grace period provided for herein, any of the following actions: (i) to execute on behalf of the Borrower as Borrower and to file financing statements necessary or desirable in the Lender's sole discretion to perfect and to maintain the perfection and priority of the Lender's security interest in the Collateral, (ii) to endorse and collect any Proceeds or other cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Note or any financing statement with respect to the Collateral as a financing statement or other recordal and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a Borrower) in such offices as the Lender in its sole discretion reasonably deems necessary or desirable to perfect and to maintain the perfection and priority of the Lender's security interest in the Collateral, (iv) to demand, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Lender may reasonably deem appropriate, (v) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other rights in respect thereof, (vi) to defend, settle or compromise any action brought in respect of the Collateral, and, in connection therewith, give such discharge or release as the Lender may reasonably deem appropriate relating to the Collateral, (vii) to direct any parties liable for any payment in connection with any of the Collateral, to make payment of any and all monies due and to become due thereunder directly to the Lender for application in accordance with the terms hereof, (viii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral for application in accordance with the terms hereof, (ix) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Lender were the absolute owner thereof for all purposes; and (x) to do all other acts and things necessary (a) to carry out this Note and the other Transaction Documents and (b) to exercise the rights and benefits of the Borrower in respect of the Collateral (to the extent permitted by applicable law); and the Borrower agrees to reimburse the Lender on demand for any payment reasonably made or any expense reasonably incurred by the Lender in connection with any of the foregoing; provided that, this authorization shall not relieve the Borrower of any of its obligations under this Note or any other Transaction Document. The power of attorney granted pursuant to this Section VII(c) is coupled with an interest and may not be revoked or canceled without the Lender's written consent. NONE OF THE LENDER NOR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO THE BORROWER FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Lender under this Section VII(c) are solely to protect the Lender's interests and shall not impose any duty upon the Lender to exercise any such powers.

VIII.    SUCCESSORS AND ASSIGNS.

(a)    This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign any rights or obligations hereunder or any interest herein without the prior written consent of the Lender. The Lender may, in its sole and absolute discretion, (a) assign to one or more other entities or persons all or a portion of its rights or obligations under this Note and may transfer this Note to any assignee without the consent of the Borrower; provided that the Lender may at any time assign all or a portion of its rights or obligations under this Note and may transfer this Note to any Affiliate of the Lender; provided further, that the Lender may assign all or a portion of its rights or obligations under this Note and may transfer this Note to any Person, in the Lender's sole and absolute discretion, at any time following the occurrence and during the continuation of an Event of Default, or (b) sell to one or more other entities or persons a participation interest in the loan evidenced by this Note; provided that the Lender and its Affiliates as of the Closing Date retain sole decision-making authority with respect to any actions or decisions of the Lender under this Note following any such sale of a participation interest.

(b)    The Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register for the recordation of the name and address of the Lender and the Committed Amount, and principal amount (and stated interest) of this Note owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Lender shall treat each person or entity whose name is recorded in the Register as the holder hereunder for all purposes of this Note. The Register shall be available for inspection by the Borrower and any holder of this Note at any reasonable time and from time to time upon reasonable prior notice.

(c)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in this Note (the “Participant Register”). The entries in the Participant Register shall be conclusive and binding for all purposes, absent manifest error, and the Lender shall treat each person or entity whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Note.

IX.    MISCELLANEOUS.

(a)    Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by electronic mail). All such notices and communications shall be effective, upon receipt, or in the case of (i) notice by electronic mail, when written communication of receipt is obtained or (ii) in the case of personal delivery or overnight mail, when delivered. All such notices, demands and other communications shall be sent (A) in the case of the Lender, to the Lender, at the addresses set forth below the signature of the Lender to this Note, or to such other address or telecopy number as shall be specified by the Lender by notice given in accordance with this Section IX(a), and (B) in the case of the Borrower, to the Borrower at the addresses set forth below the signature of the Borrower to this Note, or to such other address as shall be specified by the Borrower by notice given in accordance with this Section IX(a).

(b)    No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Lender. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c)    Unenforceability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)    INDEMNITY. WHETHER OR NOT ANY DISTRIBUTIONS ARE RECEIVED, THE BORROWER AGREES TO DEFEND (SUBJECT TO INDEMNITEES' APPROVAL OF COUNSEL, NOT TO BE UNREASONABLY WITHHELD), INDEMNIFY, PAY AND HOLD HARMLESS, THE LENDER AND ITS AFFILIATES, OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS (EACH, AN "INDEMNITEE"), FROM AND AGAINST ANY AND ALL OF ITS INDEMNIFIED LIABILITIES; PROVIDED, THAT THE BORROWER SHALL NOT HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE ORDER OR JUDGMENT. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION IX(d) MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE BORROWER SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL OF ITS INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.

(e)    Usury Savings.

(i)    Notwithstanding anything to the contrary in this Note, it is the intention of the Borrower and the Lender to conform strictly to any applicable usury laws. If at any time the payment of interest accruing at the Interest Rate or any interest accruing at the Default Rate would exceed the maximum non-usurious contract rate of interest allowed from time to time by applicable law (the "Highest Lawful Rate"), the rate of interest to accrue on the unpaid balance of principal under this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in such rate of interest shall not reduce the Interest Rate or Default Rate (as applicable) below the Highest Lawful Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued if the Interest Rate and/or Default Rate (as applicable) had at all times been in effect without respect to any limitation.

(ii)    Regardless of any provision contained herein, or in any other document executed in connection herewith, the holder hereof shall never be entitled to receive, collect, or apply, as interest hereon, any amount in excess of the Highest Lawful Rate, and in the event the holder hereof ever receives, collects or applies, as interest, any such excess, such amount shall be deemed a partial prepayment of principal, and, if the principal hereof is paid in full, any remaining excess shall forthwith be refunded to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the holder hereof shall, to the maximum extent permitted by law, (A) characterize any non-principal payment as an expense, fee or premium rather than as interest, (B) exclude voluntary prepayment and the effects thereof and (C) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term hereof.

(f)    Entire Agreement. Other than as to that certain letter agreement between Lender and Borrower dated May 30, 2023 [ꞏ], this Note, together with the PPFPA and all related Exhibits and Schedules, constitute the sole and entire agreement of the Borrower and Lender with respect to the subject matter of this Note and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to the subject matter, including, without limitation, the Advance Agreements. The Borrower and Lender have not relied on any statement, representation, warranty, or agreement of the other party or of any other person on such party's behalf, including any representations, warranties, or agreements arising from statute or otherwise in law, except for the representations, warranties, or agreements expressly contained in this Note and/or the PPFPA.

(g)    Submission to Jurisdiction. Each of the Borrower and the Lender hereby (i) irrevocably submits to the nonexclusive jurisdiction of any State or Federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such State or Federal court.

(h)    APPLICABLE LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. THE PARTIES HERETO HEREBY DECLARE THAT IT IS THEIR INTENTION THAT THIS NOTE SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL PROCEEDINGS WHERE LEGAL INTERPRETATION SHALL BE REQUIRED. EACH OF THE PARTIES HERETO AGREES (I) THAT THIS NOTE INVOLVES AT LEAST $100,000.00, AND (II) THAT THIS NOTE HAS BEEN ENTERED INTO BY THE PARTIES HERETO IN EXPRESS RELIANCE UPON 6 DEL. C. § 2708.

(i)    Waiver of Jury Trial. The Borrower and the Lender (by its acceptance hereof) mutually waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

(j)    Confidentiality. Each party hereto agrees that the terms included in this Note and disclosed in connection with the consummation of the transactions contemplated hereby shall be kept strictly confidential, shall not be reproduced or disclosed (except as required by law), and shall not be used by any party hereto or their respective Affiliates other than in connection with the transaction described herein except with the prior written consent of the Lender; provided, however, each party hereto hereby consents to any party's disclosure of this Note: (a) to its respective officers, directors, employees, attorneys, accountants, agents and advisors who are directly involved in the implementation of the terms and conditions of this Note to the extent such persons have a reasonable need to know such information and have agreed to hold the same in confidence, (b) as required by applicable law or compulsory legal process (in which case each party hereto agrees to inform the Lender promptly thereof), (c) with respect to the Lender, to any of its potential assignees, participants or financing sources, and (d) with respect to the Borrower, to another potential lender or investor seeking to provide the Borrower or any Affiliate of any of the Borrower, or any Affiliate of any of them, with financing, so long as either (i) such disclosure is limited to the identification of the Lender, the Collateral and the amount of the outstanding Obligations hereunder, or (ii) any such lender or investor has entered into a confidentiality agreement with the Lender in form and substance reasonably acceptable to the Lender.

(k)    Equal Preparation. The Borrower and the Lender agree that each party has participated equally in the negotiation and preparation of this Note and that the rule of law that ambiguities contained in a contract shall be construed against the drafter thereof shall not be applied to this Note or the interpretation of any term or provision hereof.

(l)    Interpretation. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Appendix, Schedule or Exhibit shall be to an Article, Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words "hereof", "herein", "hereunder" and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note. Unless the context requires otherwise or as otherwise specified in any applicable Transaction Document, (a) reference to any Person include that Person's successors and assignees, (b) any definition of or reference to any Transaction Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein or therein), and (c) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time. The paragraph and section headings contained in this Note are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(m)    Execution in Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Note by facsimile transmission or other electronic image scan transmission (e.g., "PDF" or "tif" via email) shall be as effective as delivery of a manually signed counterpart of this Note.

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IN WITNESS WHEREOF, the undersigned has executed this Secured Promissory Note as of the day and year first above written.

BORROWER:

PARKERVISION, INC.

By:
Name: __________________________
Title: __________________________

Notice information for the Borrower:

PARKERVISION, INC.

STATE OF ______________         )
         ) SS.:
COUNTY OF ____________         )

On the ____________ day of August, 2023 before me, the undersigned, a Notary Public in and for said State, personally appeared, ___________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed in the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

_______________________________
Notary Public

Accepted and Agreed as of the date first written above:

LENDER:

BRICKELL KEY INVESTMENTS LP

________________________________________

Name:

Title:         Director for and on behalf of Brickell Key Partners GP Limited,

as General Partner of Brickell Key Investments LP

Notice information for the Lender:

Brickell Key Investments LP

11 New Street

St. Peter Port

Guernsey GY1 2PF

Attention: Corporate Secretary

[ꞏ]

With a copy to:

Brickell Key Asset Management Limited

11 New Street

St. Peter Port

Guernsey GY1 2PF

Attention: Corporate Secretary

[ꞏ]

and

[ꞏ]

Notice information for the Borrower

ParkerVision, Inc.

4446-1A Hendricks Ave, Suite 354

Jacksonville, FL 32207

[ꞏ]

APPENDIX 1

TO SECURED PROMISSORY NOTE

LIST OF DEFINED TERMS

"Accrued Interest Amount" means at any time the interest accrued on the outstanding balance of the Note at the Interest Rate and, if applicable, the Default Rate.

"Advance Agreements" has the meaning ascribed to it in the preamble hereto.

“Affiliate” means, with respect to any Person, any other Person that controls or is controlled by or is under common control with the referenced Person. For all purposes herein, Affiliate includes subsidiaries of such Person.

“Attorneys” means Mintz Levin Cohn Ferris Glovsky and Popeo PC, McKool Smith, a professional corporation, and Daignault Iyer LLP.

"Borrower" has the meaning ascribed to it in the preamble hereto.

"Business Day" means any day that is not a Saturday, Sunday, or other day on which banks located in New York, New York are authorized or required to close.

“Claims” means the cases and claims referenced in Schedule A asserted, or to be asserted by the Borrower or any of its Affiliates or by special purpose vehicle(s) against alleged infringers, including, but not limited to, [ꞏ].

"Claims Proceeds Account" means an attorney-client escrow account in the name of the Borrower and under the control of an Attorney, subject to all of the applicable restrictions customarily placed upon such accounts by the laws of the State of New York, separate from any other client escrow account held by Escrow Agent, and subject to the terms and conditions of the Escrow Agreement.

"Closing Date" means the date of this Note.

"Collateral" has the meaning ascribed to in Section II(a).

"Committed Amount" has the meaning set forth in the preamble hereto.

"Debtor Relief Law" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

"Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

"Default Rate" has the meaning ascribed to it in Section I(c).

"Distributions" means Proceeds less all amounts payable to attorneys and specified third parties, if any, pursuant to engagement letters [ꞏ].

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Escrow Agent” shall have the meaning set forth in each Escrow Agreement.

“Escrow Agreement” means the escrow arrangements providing for the Claims Proceeds Accounts as set forth in the respective engagement letters between Borrower and Attorneys.

"Event of Default" has the meaning ascribed to it in Section VI.

"Highest Lawful Rate" has the meaning ascribed to it in Section IX(e)(i).

"Insolvency Proceeding" means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

"Interest Rate" has the meaning ascribed to it in Section I(b).

"Lender" has the meaning ascribed to it in the preamble hereto.

"Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance of any kind.

“Maturity Date” has the meaning ascribed to it in Section I(g).

"Note" has the meaning ascribed to it in the preamble hereto.

"Obligations" shall mean, without duplication, all present and future obligations, indebtedness and liabilities of the Borrower to the Lender at any time and from time to time of every kind, nature and description, direct or indirect, secured or unsecured, joint and several, absolute or contingent, due or to become due, matured or unmatured, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, under or otherwise relating to this Note or the other Transaction Documents, including, without limitation, interest, all applicable fees, charges and expenses and/or all amounts paid or advanced by any Person on behalf of or for the benefit of the Lender for any reason at any time, and including, without limitation, in each case, obligations of performance as well as obligations of payment and interest that accrue after the commencement of any Insolvency Proceeding or any other proceeding by or against the Borrower, whether or not such claim is allowed against the Borrower for such interest in such proceeding.

"Patent Assets" means those patents and Pending Patent Applications and litigations set forth in Schedule B.

"Patent Assets Proceeds" means [ꞏ].

“Pending Patent Applications” means any patent application, U.S. or foreign, that has been filed but not yet issued as a patent, including but not limited to, any provisional or nonprovisional (utility) application, including any continuations, continuations-in-part, divisionals, reissues, refilings, PCTs, or equivalent applications.

"Permitted Lien" means (a) the Liens securing the Obligations created pursuant to this Note and the other Transaction Documents, and (b) Liens securing indebtedness permitted by Section V(e), so long as such Liens do not extend to all or any portion of the Collateral.

"Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“PPFPA” means that certain Prepaid Forward Purchase Agreement dated August 14, 2023 between Borrower and Lender.

"Proceeds" means any and all [ꞏ] Scheduled Patents Proceeds and Patent Assets Proceeds, [ꞏ].

“Scheduled Patents” means those patents and Pending Patent Applications and litigations set forth in Schedule A.

"Scheduled Patents Proceeds" means [ꞏ].

“Solvent” means as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

"Transaction Documents" means this Note, the PPFPA, the Escrow Agreement and any other documents, agreements, instruments or notices entered into or delivered in connection with this Agreement.

"UCC" means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of Delaware or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

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APPENDIX 2

TO SECURED PROMISSORY NOTE

IDENTIFICATION INFORMATION OF THE BORROWER

Borrower:

Legal Name: ParkerVision, Inc.
Jurisdiction of Organization: State of Florida
Address of Chief Executive Office 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207
Former Legal Names: n/a
Fictitious or "d/b/a" Names: n/a
U.S. Taxpayer Identification Number: 59-2971472